UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2021 (December 13, 2021)

TERAWULF INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41163	85-1909475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Federal Street
Easton, Maryland 21601
(Address of principal executive offices, including zip code)

(410) 770-9500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	WULF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY Note

On December 13, 2021 (the “Closing Date”), TeraWulf Inc. (formerly known as Telluride Holdco, Inc.), a Delaware corporation (“TeraWulf”), completed the previously announced strategic business combination pursuant to the agreement and plan of merger, dated as of June 24, 2021 (as amended, supplemented or otherwise modified prior to the Closing Date, the “Merger Agreement”), by and among TeraWulf, IKONICS Corporation, a Minnesota corporation (“IKONICS”), Telluride Merger Sub I, Inc., a Minnesota corporation (“Merger Sub I”), Telluride Merger Sub II, Inc., a Delaware corporation (“Merger Sub II”), and TeraCub Inc. (formerly known as TeraWulf Inc.), a Delaware corporation (“TeraCub”). Pursuant to the terms of the Merger Agreement, (i) Merger Sub I, a wholly-owned subsidiary of TeraWulf, which was a wholly-owned subsidiary of IKONICS, merged with and into IKONICS (the “First Merger”), with IKONICS surviving the First Merger, and (ii) Merger Sub II, a wholly-owned subsidiary of TeraWulf, merged with and into TeraCub (the “Second Merger” and, together with the First Merger, the “Mergers”), with TeraCub surviving the Second Merger. In connection with or as a result of the First Merger and the Second Merger, each of IKONICS and TeraCub became a wholly-owned subsidiary of TeraWulf. In addition, in connection with the consummation of the Mergers, “Telluride Holdco, Inc.” was renamed “TeraWulf Inc.”, and “TeraWulf Inc.” was renamed “TeraCub Inc.”.

On the Closing Date, TeraWulf filed a Current Report on Form 8-K under Items 1.01, 2.01, 2.03, 3.01, 3.03, 5.01, 5.02, 5.03, 8.01 and 9.01 of the Current Report on Form 8-K to report the consummation of the Mergers and related matters (the “Original Report”). This Current Report on Form 8-K/A is being filed to amend the Original Report to provide (i) certain historical unaudited interim financial information of TeraCub as of September 30, 2021 and for the three and six months ended September 30, 2021 under Item 9.01(a) of the Current Report on Form 8-K, (ii) certain historical unaudited interim financial information of Nautilus Cryptomine LLC as of September 30, 2021 and for the six months ended September 30, 2021 under Item 9.01(a) of the Current Report on Form 8-K and (iii) certain unaudited pro forma condensed combined financial information of TeraWulf as of September 30, 2021 and for the nine months ended September 30, 2021 and the year ended December 31, 2020 under Item 9.01(b) of the Current Report on Form 8-K.

Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Original Report.

Item 9.01. Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.

The unaudited interim condensed consolidated financial statements of TeraCub Inc. and subsidiaries as of September 30, 2021 and for the three and six months ended September 30, 2021, and accompanying notes, are attached as Exhibit 99.1 and are incorporated by reference into this Current Report on Form 8-K/A.

The unaudited interim condensed financial statements of Nautilus Cryptomine LLC as of September 30, 2021 and for the six months ended September 30, 2021, and accompanying notes, are attached as Exhibit 99.2 and are incorporated by reference into this Current Report on Form 8-K/A.

(b)           Pro forma financial information.

The unaudited pro forma condensed combined balance sheet of TeraWulf Inc. as of September 30, 2021 and the unaudited pro forma condensed combined statements of operations of TeraWulf Inc. for the nine months ended September 30, 2021 and the year ended December 31, 2020, and accompanying notes, are attached as Exhibit 99.3 and are incorporated by reference into this Current Report on Form 8-K/A.

(d)            Exhibits

Exhibit No.	Description of Exhibit
99.1	Unaudited interim condensed consolidated financial statements of TeraCub Inc. and subsidiaries as of September 30, 2021 and for the three and six months ended September 30, 2021.

99.2	Unaudited interim condensed financial statements of Nautilus Cryptomine LLC as of September 30, 2021 and for the six months ended September 30, 2021.

99.3	Unaudited pro forma condensed combined financial information of TeraWulf Inc. as of September 30, 2021 and for the nine months ended September 30, 2021 and the year ended December 31, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2021

TERAWULF INC.

By:	/s/ Kenneth J. Deane
	Name:	Kenneth J. Deane
	Title:	Chief Financial Officer and Treasurer